Exhibit 99.1

Actelis Networks Secures $0.85 Million Software and Services Renewal from Leading North American Carrier

Renewal covers maintenance services, disaster-readiness support and upgraded, cyber hardened, and modernized Meta-Assist element management software across the customer's large multi-state critical network,

SUNNYVALE, Calif., July 1, 2026 -- Actelis Networks, Inc. (OTCQB: ASNS) (“Actelis” or the “Company”), a market leader in cyber-hardened, rapid-deployment networking solutions for IoT and broadband applications, today announced that it has received an approximately $850,000 one-year renewal for software license and services from a leading North American carrier operating a large critical network across multiple states.

The renewal covers maintenance services, disaster-readiness support and licensed access to Actelis’ Meta-Assist Element Management System (EMS), the cyber-hardened, highly scalable software platform the customer uses to remotely monitor, provision and manage its Actelis network devices at scale. On an annualized basis, the renewal reflects an upgraded software scope and continued reliance on Actelis’ management platform as the backbone of the customer’s operational readiness across its footprint.

Since the last renewal, the customer has migrated to a higher major release of Meta-Assist EMS, which introduced additional cyber resilience features, system modernization improvements and new operational capabilities designed to support large-scale, mission-critical carrier networks. The upgraded platform reinforces Actelis’ position as a strategic software supplier for the customer’s ongoing network modernization program.

The renewal also comes against the backdrop of a broader, deepening of the relationship on the product side. The same customer has continued to adopt Actelis’ hybrid fiber-copper platforms for new use cases, including deployment of Actelis’ MetaLIGHT solution for legacy T1-to-fiber convergence, an important modernization use case that and a growth opportunity as North American carriers converge hundreds of thousands of active legacy T1 lines with fiber.

“This renewal, is a clear signal that our management software and services continue to be considered essential inside one of the largest and most demanding networks in North America,” said Tuvia Barlev, Chairman and Chief Executive Officer of Actelis. “What is even more important, in our view, is that the same customer keeps finding new ways to deploy Actelis technology, from software and services to our hybrid fiber platform. That combination of deeper software utilization and broader hardware footprint is the type of dynamic we are focused on scaling across our markets.”

About Actelis Networks, Inc.

Actelis Networks, Inc. (OTCQB: ASNS) is a market leader in hybrid fiber, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis’ innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its “Cyber Aware Networking” initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” “looking forward,” and similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the scope and pricing of the renewal described in this press release; the anticipated benefits of the customer’s migration to the latest major release of Actelis’ Meta-Assist EMS platform; the expected use of, and growth opportunity associated with, Actelis’ MetaLIGHT 650 platform for legacy T1-to-fiber convergence; and the deepening of Actelis’ relationships with its largest customers. There can be no assurance that these expectations will be realized or that the customer will continue to expand or renew its adoption of Actelis’ software or hardware. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Arx Investor Relations

North American Equities Desk

actelis@arxhq.com